EXHIBIT 32

                           Section 1350 Certifications

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of TransNet Corporation (the "Company") hereby certify to such officer's knowledge that:

1) The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial conditions and results of operations of the Company.

      /s/ Steven J. Wilk
     -------------------------------
     Steven J. Wilk
     Chief Executive Officer

     Date:  May 13, 2004



      /s/ John J, Wilk
     -------------------------------
     John J. Wilk
     Chief Financial Officer

     Date:  May 13, 2004


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